UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 15, 2008
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 20, 2008, Hewlett-Packard Company (“HP”) issued a press release relating to its fiscal quarter ended April 30, 2008 entitled “HP Reports Second Quarter 2008 Results.” The text of this press release, with the related GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows, certain segment and business unit information, and certain additional financial information, is furnished herewith as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) solely as a result of being included in Exhibit 99.1.

HP’s GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets and certain segment information for the fiscal quarter ended April 30, 2008 also are filed herewith as Exhibit 99.2. The information in Exhibit 99.2 is filed for purposes of Section 18 of the Exchange Act and therefore may be incorporated by reference into filings under the Securities Act.

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for HP’s fiscal quarter ended April 30, 2008 and prior periods is included in the tables that are a part of Exhibit 99.1. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Information” in Exhibit 99.1. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 15, 2008, the HR and Compensation Committee (the “HRC”) of the Board of Directors of HP approved a special performance-based cash incentive arrangement for Ann M. Livermore, Executive Vice President, Technology Solutions Group, and R. Todd Bradley, Executive Vice President, Personal Systems Group. Also on May 15, 2008, the independent directors of the HP Board of Directors approved a similar special performance-based cash incentive arrangement for Mark V. Hurd, Chairman, Chief Executive Officer and President of HP. A copy of the related form of performance-based cash incentive notification letter is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Under the arrangement, a targeted cash amount is determined for each participant. The amount payable under the arrangement will vary based on HP’s cash flow from operations as a percentage of revenue (“CFO%”) during HP’s 2009 fiscal year. If performance is achieved at target, payout will be 100% of the targeted cash amount; if performance is achieved at maximum, payout will be 150% of the targeted cash amount. Performance at threshold will yield at payout of 30% of target, and performance below threshold will result in no payout. Performance between these levels will be determined based on straight-line interpolation.

The CFO% target applicable under these arrangements will be the same as the CFO% target established each year in connection with awards of performance-based restricted units under the Hewlett-Packard Company 2004 Stock Incentive Plan and in connection with the outstanding programs under the HP Long-Term Performance Cash Program. This target will be set by the HRC for fiscal 2009 within 90 days after the beginning of that period.

The target award amounts are $2,000,000 for each of Ms. Livermore and Mr. Bradley and $6,000,000 for Mr. Hurd. Amounts will be payable, if at all, following certification by the HRC of the fiscal 2009 CFO% performance at its November 2009 meeting.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 10.1	Form of Special Performance-Based Cash Incentive Notification Letter (filed herewith).

Exhibit 99.1

Text of HP’s press release relating to its fiscal quarter ended April 30, 2008, entitled “HP Reports Second Quarter 2008 Results,” with the related GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows, certain segment and business unit information, and certain additional financial information (furnished herewith).

Exhibit 99.2	HP’s GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets and segment information for its fiscal quarter ended April 30, 2008 (filed herewith).

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: May 20, 2008	By:	/s/ Michael J. Holston
	Name:	Michael J. Holston
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Special Performance-Based Cash Incentive Notification Letter (filed herewith).

Exhibit 99.1

Text of HP’s press release relating to its fiscal quarter ended April 30, 2008 entitled “HP Reports Second Quarter 2008 Results,” with the related GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets, adjustments to certain GAAP financial information, GAAP consolidated condensed statements of cash flows, certain segment and business unit information, and certain additional financial information (furnished herewith).

Exhibit 99.2	HP’s GAAP consolidated condensed statements of earnings, GAAP consolidated condensed balance sheets and segment information for its fiscal quarter ended April 30, 2008 (filed herewith).